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                                                                  Exhibit 4.(B)5

                        Consent of Independent Auditors

     We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 of ViryaNet Ltd. (the "Company") of our independent auditors' report dated February 14, 2002, relating to the consolidated financial statements of ViryaNet Ltd. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2001.

Tel Aviv, Israel                                 /s/ Kost Forer & Gabbay
July 15, 2002                                      KOST FORER & GABBAY
                                            A member of Ernst & Young Global